UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 28, 2005

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On April 28, 2005, Exar held a conference call regarding its results for the quarter and fiscal year ended March 31, 2005 and certain other information. A copy of the transcript of the conference call is attached hereto as Exhibit 99.1 and the information set forth therein is hereby incorporated by reference into this Item 2.02.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The transcript contains a non-GAAP presentation of the Company’s projection of EPS (diluted) for the fiscal quarter ending June 30, 2005, which excludes any effects of amortization of intangible assets in connection with recently acquired products (which amount will be determined upon the completion of a valuation of those acquired products). Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Exar’s management believes that the presentation of the non-GAAP financial measure provides useful information to investors because management believes that the Company’s projection of EPS is valuable to investors and the non-GAAP measure reflects the Company’s current projection of EPS absent the valuation of the acquired products.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is furnished herewith in connection with the disclosures under Item 2.02 of this Form 8-K.

99.1   Transcript of earnings call held on April 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ RONALD W. GUIRE	Date: May 4, 2005
Ronald W. Guire
Executive Vice President, Chief Financial Officer,
Assistant Secretary and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
99.1	Transcript of earnings call held on April 28, 2005